CREDIT ACCEPTANCE CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT

Credit Acceptance Corporation (the “Company”) hereby grants you, Glenda Flanagan (“Participant”), a Restricted Stock Unit Award (the “Award”) under the Credit Acceptance Corporation 2004 Incentive Compensation Plan, as amended and approved by the shareholders of the Company through March 26, 2012 (the “Plan”). The terms and conditions of the Award are set forth below.

GRANT DATE: 3/7/19

NUMBER OF RESTRICTED STOCK UNITS: 1,500 shares

PERFORMANCE PERIOD: 2019 through 2023

PERFORMANCE MEASURE: Restricted Stock Units will vest based upon the Compound Annual Growth Rate of Adjusted EPS as set forth in Appendix A to this Agreement.

THIS AGREEMENT, effective as of the Grant Date above, represents the grant of Restricted Stock Units by the Company to the Participant named above, pursuant to the provisions of the Plan and this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1.	Performance Period. The Performance Period commences on January 1, 2019 and ends on December 31, 2023.

2.
Value of Restricted Stock Units. Each Restricted Stock Unit shall represent and have a value equal to one share of common stock, par value $0.01, of the Company, subject to adjustment as provided in Section 6.01 of the Plan.

3.
Restricted Stock Units and Achievement of Performance Goal. Restricted Stock Units shall vest ratably over the Performance Period in accordance with the provisions of Appendix A, provided that the Company achieves the performance goals set forth on Appendix A and Participant is providing services to the Company through the date on which the Committee certifies achievement of such goals (the “Vesting Date”).

4.
Termination Provisions. Participant shall be eligible for payment of vested Restricted Stock Units on the Payment Date (as defined in Section 6 of this Agreement) provided that Participant is providing services to the Company through the applicable Vesting Date, regardless of whether the Participant is providing services to the Company through the Payment Date.

5.
Dividend Equivalents. During the Performance Period, the Company shall credit to Participant, on each date that the Company pays a cash dividend to holders of common stock generally, an additional number of Restricted Stock Units (“Additional Restricted Stock Units”) equal to the total number of whole Restricted Stock Units and Additional Restricted Stock Units previously credited to Participant under this Agreement multiplied by the dollar amount of the cash dividend paid per share of common stock by the Company on such date, divided by the closing price of a share of common stock on such date. Any fractional Restricted Stock Unit resulting from such calculation shall be included in the Additional Restricted Stock Units. A report showing the number of Additional Restricted Stock Units so credited shall be sent to Participant periodically, as determined by the Company. The Additional Restricted Stock Units so credited shall be subject to the same terms and conditions as the Restricted Stock Units granted pursuant to this Agreement and the Additional Restricted Stock Units shall be forfeited in the event that the Restricted Stock Units with respect to which the dividend equivalents were paid are forfeited.

6.
Form and Timing of Restricted Stock Units. Except as set forth in Section 11 of this Agreement, payment of the vested Restricted Stock Units shall be made in stock and payment of the earned and vested Restricted Stock Units shall be made on (or within 14 days following) January 30, 2026 (the “Payment Date”).

7.
Tax Withholding. No withholding or deduction shall be made by the Company in respect of the Restricted Stock Units. It is intended that the Participant shall be solely responsible for the withholding and/or payment of any federal, state, local or other taxes, including but not limited to, estimated taxes and self-employment taxes, as well as any interest or penalties that may be assessed, imposed or incurred as a result of the compensation paid under this Agreement.

8.	Nontransferability. Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

9.
Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

10.	Specific Restrictions upon Shares. The Participant hereby agrees with the Company as follows:

(a)
The Participant shall acquire the shares issuable with respect to the Restricted Stock Units granted hereunder for investment purposes only not with a view of resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”) and shall not dispose of any such shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “Blue Sky” laws.

(b)
If any shares acquired with respect to the Restricted Stock Units shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such shares shall be made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act.

11.	Miscellaneous.

(a)
Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control, as provided by Section 6.02 of the Plan, (i) the restrictions applicable to the Restricted Stock Units granted under this Agreement shall lapse, the Performance Goal shall be deemed to have been achieved, and all other terms and conditions shall be deemed to have been satisfied and (ii) each Restricted Stock Unit shall be terminated on the Change in Control in exchange for a cash payment equal to the fair market value of the Restricted Stock Units, payable within thirty (30) days following the Change in Control.

(b)
Adjustments to Shares. In the event of any merger, reorganization, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board of Directors of the Company will make such substitution or adjustments in the aggregate number and kind of shares of Stock subject to this Restricted Stock Unit Award to prevent dilution of rights.

(c)
Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate either to the Participant or to the Human Resources Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed as appropriate either to the Participant at his or her address as he or she may designate in writing to the Company, or to the Attention: Human Resources Department, Credit Acceptance Corporation, at its headquarters office or such other address as the Company may designate in writing to the Participant.

(d)
Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(e)	Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the laws of the State of Michigan.

(f)
Provision of Plan. The Restricted Stock Units provided for herein and granted pursuant to the Plan, and said Restricted Stock Units and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement, solely by reference or expressly cited herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.

(g)
Section 16 Compliance. If the Participant is subject to Section 16 of the Exchange Act, except in the case of death or disability, or unless otherwise exempt, at least six months must elapse from the date of grant of the Restricted Stock Units hereunder to the date of the Participant’s disposition of such Restricted Stock Units.

(h)
Code Section 409A. The Restricted Stock Units are intended to comply with Section 409A of the Code and shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the awards are granted. Notwithstanding any provision of the Plan or the Agreement to the contrary, in the event that the Committee determines that any award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to award, or (ii) comply with the requirements of Section 409A of the Code.

IN WITNESS WHEREOF, the Credit Acceptance Corporation has executed this Agreement in duplicate on the 7th day of March, 2019.

CREDIT ACCEPTANCE CORPORATION

BY: /s/ Ken Booth

PRINT NAME: Ken Booth
Title: CFO

I, acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Award Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Award Agreement and the Plan.

BY: /s/ Glenda Flanagan

Glenda Flanagan

Appendix A

On each anniversary of the commencement of the Performance Period, a portion of the Restricted Stock Units shall be eligible to vest in accordance with the performance schedule below, provided Participant is employed by the Company through the date on which the Committee certifies achievement of such goals. Vesting for each year of the Performance Period shall be determined as follows:

Year 1

•	If the Compound Annual Growth Rate of Adjusted EPS is at least 5%, one-fifth (20.0%) of the Restricted Stock Units shall vest.

•	If the Compound Annual Growth Rate of Adjusted EPS is less than 5%, no Restricted Stock Units shall vest.

Year 2

•
If the Compound Annual Growth Rate of Adjusted EPS is at least 5%, one-fifth (20.0%) of the Restricted Stock Units shall vest. In addition, any Restricted Stock Units that were eligible to vest in Year 1, but did not vest in Year 1, shall vest.

•	If the Compound Annual Growth Rate of Adjusted EPS is less than 5%, no Restricted Stock Units shall vest.

Year 3

•
If the Compound Annual Growth Rate of Adjusted EPS is at least 5%, one-fifth (20.0%) of the Restricted Stock Units shall vest. In addition, any Restricted Stock Units that were eligible to vest in Year 1 and Year 2, but did not vest in Year 1 or Year 2, shall vest.

•	If the Compound Annual Growth Rate of Adjusted EPS is less than 5%, no Restricted Stock Units shall vest.

Year 4

•
If the Compound Annual Growth Rate of Adjusted EPS is at least 5%, one-fifth (20.0%) of the Restricted Stock Units shall vest. In addition, any Restricted Stock Units that were eligible to vest in Year 1, Year 2 and Year 3, but did not vest in Year 1, Year 2 or Year 3, shall vest.

•	If the Compound Annual Growth Rate of Adjusted EPS is less than 5%, no Restricted Stock Units shall vest.

Year 5

•
If the Compound Annual Growth Rate of Adjusted EPS is at least 5%, one-fifth (20.0%) of the Restricted Stock Units shall vest. In addition, any Restricted Stock Units that were eligible to vest in Year 1, Year 2, Year 3 and Year 4, but did not vest in Year 1, Year 2, Year 3 or Year 4, shall vest.

•	If the Compound Annual Growth Rate of Adjusted EPS is less than 5%, no Restricted Stock Units shall vest.

The number of vesting Restricted Stock Units shall be rounded up, if necessary, to the next higher whole number of shares. Once the Restricted Stock Units vest, they shall remain vested regardless of the future performance of the Company.

“Adjusted EPS” means the Company’s calculation of adjusted net income per diluted share as reported in the Company’s quarterly earnings releases. Adjusted net income per diluted share is equal to adjusted net income divided by the weighted average number of diluted shares outstanding. Adjusted net income represents GAAP net income adjusted for certain items, including:

•	The Floating Yield Adjustments as reported in the Company’s quarterly earnings releases,

•	Adjustments made to eliminate the impact of different accounting treatments of certain items in the periods being compared,

•	Adjustments made to eliminate the impact of non-recurring items,

•	Adjustments made to eliminate the non-cash impact of valuing interest rate derivative products at fair value,

•	Adjustments made to eliminate the results of discontinued operations,

•	Adjustments made to eliminate any inconsistency in the tax rates used in the periods being compared.

“Compound Annual Growth Rate of Adjusted EPS” means the year-over-year growth rate of Adjusted EPS over the Performance Period. The compound annual growth rate shall be calculated as follows for each year of the Performance Period:

•	Year 1: (Year 1 Adjusted EPS divided by Base Year Adjusted EPS) minus 1

•	Year 2: ((Year 2 Adjusted EPS divided by Base Year Adjusted EPS) raised to the power of 1/2) minus 1

•	Year 3: ((Year 3 Adjusted EPS divided by Base Year Adjusted EPS) raised to the power of 1/3) minus 1

•	Year 4: ((Year 4 Adjusted EPS divided by Base Year Adjusted EPS) raised to the power of 1/4) minus 1

•	Year 5: ((Year 5 Adjusted EPS divided by Base Year Adjusted EPS) raised to the power of 1/5) minus 1

“Base Year Adjusted EPS” means the Adjusted EPS for the year immediately preceding the Performance Period.

Vesting Examples
Using a hypothetical grant of 500 Restricted Stock Units, the following table illustrates the number of Restricted Stock Units that would vest under four Adjusted EPS growth scenarios: